Exhibit 10.1

CONSULTING AGREEMENT This Consulting Agreement (the "Agreement") is dated as of OC,,J[X? {£ {o 2/; U (the "Effective Date"), by and between Mobiquity Technologies, Inc., a New York colporation having an address at 35 Torrington Lane, Shoreham, NY 11786 (the "Company"), and address G£uf - I JJ> , having an at \ t l,? \ ) .. H?AQ: ("Consultant') ( llectively, the "Parties"). A).£ ,k J PA jg (f) 4 - b WHEREAS, the Company owns and operates an Advertising and Technology business, and Consultant is an experienced business professional ; and WHEREAS, the Company desires to retain Consultant, and Consultant desires to be retained by the Company on the terms described below ; NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Company and Consultant hereby agree as follows : Section 1. Services 1.1 Section 2. Scope of Services. The Company has requested that Consultant, and Consultant has agreed to, provide the following business services (the "Services"): a. Working with the Board and the Company's Chief Executive Officer (CEO) to develop the strategy for the Company's future growth . b. Working with the CEO to identify opportunities for value - enhancing strategic initiatives • including acquisitions, joint ventures, and strategically important relationships, as well as the disposition from time to time of non - core assets and communicating regularly with the CEO regarding the pursuit of such strategic initiatives . c. Developing and maintaining the Company's relationships with future strategic partners whose capital, influence and knowledge could add significantly to the Company's value and its share price . Term and Termination 2 . 1 Term . The non - exclusive engagement of the Consultant hereunder by the Company shall commence as of the Effective Date and shall continue for a twelve (12) - month period, unless extended by mutual written agreement of the Parties . 22 Termination . Either Party may terminate this Agreement with thirty (30) days prior notice to the other party . Section 3. Compensation 3 . 1 Restricted Common Shares . The Company shall issue the Consultant one - hundred - fifty ( 150 , 000 ) thousand shares ofMOBQ common stock upon the signing of this agreement .

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Section 4. Independent Contractor 4 . I Independent Contractor . The Consultant shall be an independent contractor in the performance of the consulting services contemplated hereunder . This Agreement shall not be interpreted as creating an association, joint venture, or partnership relationship between the Parties or as imposing any employment, or partnership obligation, or liability on any party . The Company shall not, and shall not have any obligation to, withhold or pay income tax, workers compensation, pension, deferred compensation, welfare, insurance, and other employee taxes on behalf of Consultant . Any and all sums subject to deductions, if any, required to be withheld and/or paid under any applicable state, federal, or municipal laws or union or professional guild regulations shall be the Consultant's sole responsibility and the Consultant shall indemnify and hold the Company harmless from any and all damages, claims, and expenses arising out of or resulting from any claims asserted by any taxing authority as a result of or in connection with said payments . Section 5. Indemnification 5 . 1 Indemnification . The Company hereby agrees to indemnify, hold harmless, and provide contribution and reimbursement to, the Consultant pursuant to this Agreement to the fullest extent permitted by applicable law from and against any and all claims, demands, losses, liability, damages, or expenses (including reasonable attorneys' fees) that may be incurred by the Consultant or arise in any way from the Consultant's engagement of services on behalf of the Company, including, but not limited to, dealings with any and all employees or staff, clients, or potential clients, or other individuals or entities with which the Company and/or the Consultant may interact, and reliance by the Consultant on any documents and information provided by the Company in connection with the consulting services ; provided, however, that the Company will not be liable for claims, demands, losses, liability, damages, or expenses that arise from the gross negligence or willful misconduct of the Consultant . Section 6. General Provisions 6 . l Governing Law . The Parties acknowledge and agree that the validity, construction, enforcement, and interpretation of this Agreement shall be governed by the laws of the State of New York and the federal laws of the United States of America, without regard to the conflict of laws principles thereof . 62 Entire Agreement . This Agreement sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and supersedes any previous or contemporaneous agreement, representation, or understanding, whether oral or written, by either Party . In the event of any conflict between the Non - Disclosure Agreement and this Agreement, the Non - Disclosure Agreement shall govern . 63 No Oral Modification . Any extension, amendment, modification, cancellation, or termination of this Agreement shall be valid only if it is in writing and signed by each Party to it . In the case of the Company, the writing must be signed by its President or Chief Executive Officer . 6 . 4 Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and have the same force and effect, and all of which taken together shall constitute one and the same agreement, it being understood that both Parties need not sign the same counterpart . 2

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10/06/2023 Dean Julia CEO

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